SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 22, 2006

DRESSER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32372	75-2795365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15455 Dallas Parkway, Suite 1100

Addison, Texas 75001

(Address of principal executive offices) (zip code)

(972) 361-9800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On August 22, 2006, the Company entered into a seventh consent and waiver (the “Seventh Consent and Waiver”) to its Senior Unsecured Term Loan Agreement, dated as of March 1, 2004, as modified by the first through sixth consents and waivers thereto (as modified, the “Term Loan Agreement”), among the Company, D.I. Luxembourg S.A.R.L., DEG Acquisitions, LLC, Dresser Holdings, Inc., the Subsidiary Guarantors party to the Senior Unsecured Term Loan Agreement, and the lenders and agents named therein. The Seventh Consent and Waiver extends to December 31, 2006, the Company’s deadline for providing its lenders under the Senior Unsecured Term Loan Agreement with audited financial statements for the fiscal year ended December 31, 2005. The Seventh Consent and Waiver also extends to March 31, 2007, the Company’s deadline for providing such lenders with unaudited financial statements for the fiscal quarters ended March 31, June 30 and September 30, 2006.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

4.1	Seventh Consent and Waiver under the Senior Unsecured Term Loan Agreement, dated August 22, 2006, among Dresser, Inc., the Guarantors (as defined therein), the Lenders named therein, and Morgan Stanley Senior Funding, Inc., as Administrative Agent.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2006	Dresser, Inc.

/s/ PATRICK M. MURRAY
Patrick M. Murray Chief Executive Officer and Chairman of the Board

/s/ ROBERT D. WOLTIL
Robert D. Woltil Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Seventh Consent and Waiver under the Senior Unsecured Term Loan Agreement, dated August 22, 2006, among Dresser, Inc., the Guarantors (as defined therein), the Lenders named therein, and Morgan Stanley Senior Funding, Inc., as Administrative Agent.

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